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                                                                   EXHIBIT 10.27

                                  ROYNAT INC.
             Suite 4500, Canterra Tower, 400 -- 3(RD) Avenue, S.W.
                            Calgary, Alberta T2P 4H2
                    Tel: (403) 269-7755 Fax: (403) 269-7701

July 16, 1997

CONFIDENTIAL

Venture Seismic Ltd.
3110 - 80th Avenue S.E.
Calgary, Alberta
T2C 1J3

ATTENTION: MR. BRIAN KOZUN, PRESIDENT

Gentlemen:

                                OFFER OF FINANCE

We are pleased to offer you supplemental financing in the amount of $2,100,000 to be allocated to the following program:

             PURPOSE                                          SOURCE
---------------------------------                ---------------------------------
Purchase data acquisition
  equipment......................    2,500,000   RoyNat...........................    2,100,000
                                                 Working Capital..................      400,000
                                    ----------                                       ----------
                                    $2,500,000                                       $2,500,000
                                    ==========                                       ==========

Program changes may only be made with our prior written approval.

REPAYMENT

The principal amount of the financing is to be repaid by 48 monthly instalments of $43,750.00 on the 15th of each month commencing October 15, 1997.

If disbursement is delayed, we may, at our option, extend the dates for scheduled principal repayments.

INTEREST

Interest will be payable on the 15th day of each month at RoyNat's Floating Base Rate plus 2.75% per annum.

Once the disbursement commences we will advise you monthly of the interest rate in effect and the amount payable on the 15th of that month. RoyNat's Floating Base Rate for the latest monthly period was 3.95% per annum.

Roynat's Floating Base Rate for the monthly period will be the arithmetic average of the 1 month rate applicable to Canadian Dollar bankers' acceptances on each Business Day during the monthly period, plus .50%.

You may, as provided in the attached Schedule "A", notify us in writing that you wish to convert the rate of interest to a fixed rate equivalent to RoyNat's Term Base Rate plus 2.75% per annum.

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RoyNat's Term Base Rate, when set, shall be equal to the then existing
Government of Canada Bond Yield for terms of 1 or 2 years plus .55%, and for terms of 3, 4 or 5 years plus .75%, as the case may be, for the fixed term selected.

SECURITY

This financing will be secured by:

1.   Our standard Debenture as follows:

     a) A fixed charge on all seismic equipment subject only to our prior charge securing the existing financing. Our security will also include a first fixed charge over three Aram 360 Channel Data Acquisition Systems (detailed description to be provided).

     b) A floating charge on all other assets subject only to RoyNat's existing floating charge which will permit you to deal with these assets in the ordinary course of business or give security to your Bankers by way of an assignment of Trade Account Receivables and Trade Inventories.

2. The existing guarantee on our standard form of Boone Geophysical Inc. for $2,000,000 supported by a collateral debenture secured by a charge on one 1200 Opseis Eagle Data Acquisition system and a floating charge on all other assets which will permit you to deal with these assets in the ordinary course of business or give security to your Bankers by way of an assignment of Trade Account Receivables and Trade Inventories, will be extended to cover this financing.

3. Waiver for the period this financing is outstanding of the landlord's interest in your assets located at 3110 - 80th Avenue S.E., Calgary, Alberta.

Upon acceptance, our Solicitor will contact your Solicitor to obtain the information necessary to prepare the security documents. Our Solicitor's fees and disbursements will be for your account.

INSURANCE

Insurance appropriate to the risks involved will be maintained by you, with loss payable to RoyNat Inc. as mortgagee. If requested, the policies are to be provided to us.

The existing assignment of insurance of $1,000,000 on the life of Brian Kozun will be extended to cover this financing.

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ACCEPTANCE

This Offer of Finance and the attached schedule are open for acceptance until July 18, 1997. A commitment fee of $15,750 is earned and payable at the time of acceptance.

Thank you for the opportunity to participate in your long-term financing requirements. We appreciate your business and look forward to receiving your acceptance.

YOURS TRULY,

ROYNAT INC.

/s/ Blain Clow                                         /s/ P. K. Gaudet
----------------------------------------               ----------------------------------------
Senior Account Manager                                 Assistant Vice-President

/sa

           Date Accepted:  July 17, 1997
                     For:  Venture Seismic Ltd.
                      By:  /s/ Brian Kozun
                           ------------------------------------------------
                           Brian Kozun, President

CORPORATE GUARANTOR:

        Date:  July 17, 1997
         For:  BOONE GEOPHYSICAL INC.
         Per:  /s/ Brian Kozun
               ------------------------------------------------

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                                  SCHEDULE "A"

                    TO OFFER OF FINANCE DATED JULY 16, 1997

                          IN THE AMOUNT OF $2,100,000

                  MADE BY ROYNAT INC. TO VENTURE SEISMIC LTD.

WARRANTY

By your acceptance of this Offer of Finance, you warrant that all information which you furnish is true and correct.

DISBURSEMENT

1. Our funds are to be disbursed not later than January 16, 1998 and extension of that date is subject to our approval.

2.   Our funds will be disbursed after:

     a)   Completion of legal documentation, satisfactory to our solicitors.

     b)   Satisfaction of insurance requirements.

     c)   Satisfactory confirmation of program expenditures.

     d) The other funds, if any, required to finance the Program have been provided.

     e)   Satisfaction of the following contingent condition:

        I) A review, satisfactory to RoyNat, of the lease purchase agreements confirming that the equipment can be returned at any time within the initial 12 month lease period.

3. Disbursement may be withheld if, in our opinion, a material adverse change in risk has occurred.

STANDBY FEE

A standby fee of 2% per annum on the amount undisbursed will be calculated and payable on the 15th day of each month commencing January 16, 1998. We may, at our option, deduct these from our disbursements.

PREPAYMENT

Prepayment in whole or in part may be made at any time upon payment of 3 months' interest on the principal amount prepaid. Partial prepayment will be applied in reverse order of scheduled repayment.

However, you may prepay without penalty in each year, on the anniversary date of the loan, an amount not exceeding 15% of the balance outstanding at the date of prepayment, non-cumulative.

CANCELLATION

This Offer of Finance, when accepted, will be a binding contract. If you are unable or unwilling to carry out the contract, you will pay to us as liquidated damages an amount equal to 3 months' interest on the amount contracted at the rate that would be applicable on the date of cancellation, as well as any other fees or charges accrued to that date.

CONVERSION OPTION

We shall, within 60 days of receipt of your written request to convert this financing to a fixed rate, confirm to you:

1.   The rate that will apply.

2.   The effective date of the conversion.

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3.   Any extension of the term of the financing that we may require.

4.   The prepayment conditions that will apply following conversion.

If you wish to proceed with the conversion on these terms, you must accept our Amending Letter. If you do not accept our Amending Letter your conversion request will be considered as withdrawn.

Following conversion, interest at the fixed rate will be calculated and payable on the 15th day of each month.

A fee of $250.00 will be applicable to the conversion.

UNDERLYING CONDITIONS

1. Working capital will be maintained at not less than a ratio of 1:1. The calculation of working capital will exclude the current portion of term debt.

2. Venture Seismic Ltd. will remain a public company with Brian Kozun holding approximately 30% of the voting common shares (no other individual shareholder has more than a 5% interest in the company).

3. Should any equipment subject to our security be moved form either the Alberta, Saskatchewan, Northwest Territories, British Columbia, Manitoba,
     Texas, Louisiana, Arkansas, Alabama, Mississippi, Montana or North Dakota jurisdictions, we are to be notified of its destination in advance so that we may obtain the necessary security in the new location.

4. Default under any other financing, present or future, provided by us to you will constitute default under this financing.

5.   All conditions of the existing financing will remain unchanged.

ENVIRONMENTAL POLICY

You undertake to have our Standard Environmental Agreements executed and, during the term of this financing to comply with all applicable environmental laws and regulations; to notify RoyNat promptly of any claims, requests or violation notices received concerning any of your property or the business carried out on;
and to indemnify and save harmless RoyNat against any losses or costs arising from any breach by you of the environmental laws, which is claimed against RoyNat Inc.

FINANCIAL STATEMENTS

Your audited financial statements must be provided within 120 days after the end of each fiscal year and your unaudited semi-annual financial statements within 45 days after the end of the half year. All unaudited financial statements will be approved by the signature of an Officer of the Company.

PRE-AUTHORIZED PAYMENT SYSTEM

By your acceptance of this Offer of Finance, you authorize RoyNat Inc. to draw monthly cheques or prepare debits, by paper or electronic entry, in amounts sufficient to cover payments on the loan and you authorize and instruct your bank to honour those cheques or debits. However, if RoyNat requests payment by cheque of amounts due to it, you agree to pay those amounts in this manner.
Please attach your cheque marked "VOID" to this Offer of Finance. You also agree to renew this authorization if you change your bank or branch or account. For this authorization, your bank is:

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
Bank:             The Alberta Treasury Branch
Address:          #5, 2681 - 36th Street N.E.
                  Calgary, Alberta T1Y 5S3

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                       ATTACH SAMPLE CHEQUE MARKED "VOID"
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